EXHIBIT 99(b)

                        , 2004

To:    Participants in the Employee Stock Ownership Plan of Cape Cod Bank and Trust Company

        As described in the enclosed materials, your proxy as a shareholder of CCBT Financial Companies, Inc. ("CCBT") is being solicited in connection with an upcoming special meeting of shareholders of CCBT. At the special meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 8, 2003, between Banknorth Group, Inc. ("Banknorth") and CCBT, pursuant to which CCBT will be merged with and into Banknorth. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of common stock of CCBT allocated to your account(s) under the Employee Stock Ownership Plan ("ESOP") of Cape Cod Bank and Trust Company will be voted.

        Enclosed with this letter is a prospectus/ proxy statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) under the ESOP, and a stamped, pre-addressed return envelope. After you have reviewed the materials, I urge you to vote your shares in the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot in the envelope provided. Your voting instructions will remain completely confidential. Only Registrar & Transfer Company, our transfer agent, will have access to your ballot in order to certify the totals to the ESOP Trustee for the purpose of having those shares voted. No person associated with CCBT will see the individual voting instructions.

        I urge each of you to vote, as a means of participating in the governance of the affairs of CCBT. If your voting instructions are not received, the shares allocated to your account(s) in the ESOP will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by our board of directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                            Sincerely yours,

                            Stephen B. Lawson
                            President and Chief Executive Officer

CCBT FINANCIAL COMPANIES, INC.
495 Station Avenue
P.O. Box 1180
South Yarmouth, Massachusetts 02664

Special Meeting of Shareholders
                        , 2004

This Ballot is solicited on behalf of the Board of Directors.

        The undersigned, as a holder of common stock of CCBT Financial Companies, Inc. ("CCBT") pursuant to the Cape Cod Bank and Trust Company Employee Stock Ownership Plan (the "ESOP"), hereby instructs Cape Cod Bank and Trust Company, N.A., as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of common stock of CCBT which the undersigned holds pursuant to the ESOP and is entitled to vote at the special meeting of shareholders to be held at the Cape Cod Bank and Trust Company Service Center, 31 Workshop Road, South Yarmouth, Massachusetts, on                        ,                 , 2004, at 11:00 a.m., Eastern Time, or any adjournment thereof.

        Shares of common stock of CCBT will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares will be voted "FOR" the proposal to approve the Agreement and Plan of Merger, dated as of December 8, 2003, between Banknorth Group, Inc. and CCBT and "FOR" the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. If you do not return this ballot, shares held by you pursuant to the ESOP will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties.

IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

CCBT Financial Companies, Inc. 495 Station Avenue	I plan to attend the meeting
P.O. Box 1180 South Yarmouth, Massachusetts 02664	☐

1.
Proposal to approve an Agreement and Plan of Merger, dated as of December 8, 2003, between Banknorth Group, Inc. ("Banknorth") and CCBT Financial Companies, Inc. ("CCBT"), which sets forth the terms and conditions under which CCBT will merge with and into Banknorth.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any adjournment thereof.

The Board of Directors of CCBT recommends a vote "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. Such votes are hereby solicited by the Board of Directors.
Dated:

Signature

Signature

(print name)

Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.
Note: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.